MACQUARIE INFRASTRUCTURE COMPANY LLC
125 WEST 55TH STREET, 15TH FLOOR
NEW YORK, NY 10019

VOTE BY INTERNET
Before The Meeting – Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MACQUARIE INFRASTRUCTURE COMPANY LLC

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approve a plan of conversion, including the conversion and the certificate of incorporation and bylaws, dated as of [ ], 2015, providing for the conversion of Macquarie Infrastructure Company LLC from a limited liability company organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Delaware.	☐	☐	☐
2. Approve the authorization of 100,000,000 shares of preferred stock, including the approval of the bracketed provisions in the certificate of incorporation.	☐	☐	☐
3. Approve the adjournment of the special meeting of shareholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting of shareholders to approve Proposals 1 or 2 above.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting of shareholders or any adjournment thereof.

If no direction is given, this proxy will be voted "FOR" Proposals 1, 2, and 3.

Receipt of notice of the special meeting of shareholders and of the proxy statement/prospectus is hereby acknowledged.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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MACQUARIE INFRASTRUCTURE COMPANY LLC
This proxy is solicited on behalf of the Board of Directors
for the Special Meeting of Shareholders [ ], 2015 [ ] Eastern

You are cordially invited to attend the special meeting of shareholders of Macquarie Infrastructure Company LLC be held on [ ],[ ], 2015, at [ ] Eastern.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card. If you vote the shares over the Internet or by telephone, please do not return your proxy card.

The undersigned hereby appoints James Hooke and Michael Kernan, and each of them, attorneys and proxies with the power of substitution, to represent and to vote on behalf of the undersigned all of the LLC interests of Macquarie Infrastructure Company LLC that the undersigned is entitled in any capacity to vote, as designated on the reverse side of this ballot, at the special meeting of shareholders to be held on [ ], 2015 at [ ] Eastern, and any adjournment or postponement thereof. **IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.**

Unless voting the shares over the Internet, by telephone or in person, please fill in, date, sign and mail this proxy card promptly using the enclosed envelope.

Address Changes/Comments: ______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side